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                                                                    EXHIBIT 10.2

                                    FORM OF
                             TAX SHARING AGREEMENT

        This TAX SHARING AGREEMENT ("Agreement") is made effective as of _______________, 2000 by and among C-Cube Microsystems Inc. ("C-Cube"), a Delaware corporation, on behalf of itself and the C-Cube Subgroup (as defined below), C-Cube Semiconductor Inc. ("Semiconductor"), a Delaware corporation, and Harmonic Inc., a Delaware corporation ("Harmonic"). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in Section 1 below.

                                    RECITALS

        WHEREAS, C-Cube is the common parent corporation of an affiliated group of corporations (as defined in Section 1504(a) of the Code) which includes Semiconductor;

        WHEREAS, C-Cube files Consolidated Group Returns on behalf of the Affiliated Group and C-Cube files or causes to be filed Combined Returns and other Returns on behalf of itself and its subsidiaries;

        WHEREAS, as set forth in the Reorganization Agreement and the Separation Agreement, and subject to the terms and conditions thereof, C-Cube wishes to transfer and assign to Semiconductor substantially all of the assets and liabilities currently associated with the Semiconductor Business, including the stock, investments and similar interests currently held by C-Cube in certain subsidiaries and other entities that conduct such business (the "Separation");

        WHEREAS, following the Separation and in connection with the merger of C-Cube and Harmonic (the "Merger"), C-Cube intends to distribute all of its shares of Semiconductor Common Stock, on a pro rata basis, to the holders of the common stock of C-Cube, subject to the terms and conditions of the Separation Agreement (the "Public Distribution");

        WHEREAS, the Separation and Public Distribution are intended to cause the recognition of gain by C-Cube, and Semiconductor has agreed to bear the resulting tax liability; and

        WHEREAS, as a result of the Public Distribution, Semiconductor and its domestic subsidiaries will cease to be members of the Affiliated Group, and the parties hereto have determined to enter into this Agreement, setting forth their agreement with respect to certain tax matters.

                                    AGREEMENT

        NOW THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties agree as follows:

        1. DEFINITIONS

        All terms not defined in this Agreement shall have the meaning set forth in the Separation Agreement and the Reorganization Agreement.


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        "Adjustment" means an adjustment determined on an issue-by-issue or transaction-by-transaction basis, as appropriate, made or proposed with respect to any amount that previously formed the basis for the computation of an amount due hereunder, whether such adjustment arises as a result of a Tax Contest or otherwise.

        "Affiliated Group" means the group of corporations including C-Cube as the common parent corporation and all other corporations which are eligible or required to be included in a Consolidated Group Return with C-Cube as the common parent corporation, which group shall include, for periods prior to the Public Distribution, Semiconductor and its subsidiaries that are so eligible.

        "After-Tax Basis" in reference to an indemnity payment shall mean an amount that, after (i) subtraction of the aggregate additional Taxes (if any) incurred or to be incurred by the party receiving the indemnity payment as a result of the receipt of a payment hereunder and (ii) addition of the tax benefit (if any) to the party receiving the indemnity payment on account of the Adjustment to which such payment relates, is equal to the amount of the Tax Adjustment. "After-Tax Basis" in reference to a benefit payment, including a refund, shall mean an amount that, after (i) addition of the aggregate additional Taxes (if any) incurred or to be incurred by the party making the benefit payment on account of the Tax benefit to which such benefit payment relates and (ii) subtraction of the Tax benefit (if any) to the party making the benefit payment as a result of the making of such payment, is equal to the amount of the Tax benefit. For purpose of determining such additional Taxes incurred or to be incurred and such Tax benefit, the following assumptions will be used: (a) in the case of any income Tax, the highest marginal Tax rate or, in the case of any other Tax, the highest applicable Tax rate, in each case in effect with respect to that Tax for the Taxable period or any portion of the Taxable period to which the indemnity payment or benefit payment relates; and
(b) such determination shall be made without regard to whether any actual additional Taxes or Tax benefit will in fact be realized with respect to the Return to which such payment relates, due to tax attributes of a party (or lack thereof) unrelated to the item giving rise to such indemnity payment or benefit payment.

        "Carryforward Tax Attribute" means a deductible or creditable consolidated Federal tax attribute or state or local tax attribute that can be carried forward from one tax period to subsequent tax periods, including, but not limited to, (i) a consolidated net operating loss, a consolidated net capital loss, a consolidated unused foreign investment credit, a consolidated unused foreign tax credit, or a consolidated excess charitable contribution, and
(ii) the consolidated minimum tax credit, or other consolidated general business credits.

        "C-Cube Separate Company Return" shall mean any Return of C-Cube or any direct or indirect subsidiary of C-Cube other than a Consolidated Group Return, a Combined Return, or a Semiconductor Separate Company Return.

        "C-Cube Straddle Period Return" shall mean any Return with respect to a Straddle Period other than a Semiconductor Straddle Period Return.



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        "C-Cube Subgroup" means C-Cube and its present and future subsidiaries
(other than Semiconductor and its present and future subsidiaries).

        "C-Cube Tax Adjustment" shall mean, with respect to any Taxable period or portion of a Taxable period, and as computed separately with respect to each Tax, the net increase in each such Tax equal to the sum of all Tax Adjustments with respect to which a Final Determination has been made for each such Taxable period or portion of a Taxable period that are attributable to the income, assets and/or business of any member of the C-Cube Subgroup; provided, however, Semiconductor Tax Adjustment shall not be treated as, and shall be excluded from the definition of, C-Cube Tax Adjustment.

        "C-Cube Tax Benefit" shall mean, with respect to any Taxable period or portion of a Taxable period, and as computed separately with respect to each Tax, the net decrease in each such Tax equal to the sum of all Tax Adjustments with respect to which a Final Determination has been made such Tax for each such Taxable period or portion of a Taxable period that are attributable to the income, assets and/or business of any member of the C-Cube Subgroup, the Semiconductor Subgroup, and/or the Semiconductor Business; provided, however, that any Semiconductor Tax Benefit shall not be a C-Cube Tax Benefit.

        "Code" means the U.S. Internal Revenue Code of 1986, as amended.

        "Combined Return" means the Return of state income or franchise Tax required to be filed by a group of corporations on a unitary basis as opposed to a separate company basis.

        "Consolidated Group Return" means a consolidated federal income Tax Return filed pursuant to Section 1501 of the Code and the Regulations thereunder.

        "Consolidated Period" means that period of time during which Semiconductor is a member of the Affiliated Group.

        "Consolidated Return Year" means any taxable year or period with respect to which C-Cube is required to file a Consolidated Group Return as the common parent corporation.

        "Distribution Date" means the date on which the Public Distribution occurs.

        "Divicom" means DiviCom Inc., which was a wholly-owned subsidiary of C-Cube until it merged into C-Cube on January 28, 2000.

        "Divicom Merger Taxes" means all Taxes incurred by Divicom or C-Cube prior to or upon the occurrence of the Merger that would not have been incurred but for the merger of Divicom into C-Cube. Such Taxes shall not be reduced by any amounts that could be mitigated by a restructuring of the ownership of all or any portion of the assets owned by Divicom prior to such merger.

        "Final Determination" means (a) a decision, judgment, decree or other order by any court of competent jurisdiction, which has become final and is either no longer subject to appeal or for which



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a determination not to appeal has been made; (b) a closing agreement made under
Section 7121 of the Code or any comparable foreign, state, local, municipal or other Taxing statute; (c) a final disposition by any Taxing Authority of a claim for refund; or (d) any other written agreement or state of facts which results in an Adjustment becoming final and prohibits such Taxing Authority from seeking any further legal or administrative remedies with respect to an Adjustment.

        "Group Refund Claim" means any claim filed by C-Cube on behalf of the Affiliated Group for a refund of federal income Taxes or on behalf of the Unitary Group for a refund of state income or franchise Taxes to the extent such claim is either (a) filed prior to the Distribution Date, or (b) filed in accordance with Section 2.5 or Section 5.

        "Initial Stock Price" has the meaning set forth in the definition of A in Section 4.1(a) hereof.

        "IRS" means the United States Internal Revenue Service.

        "Mailing Date" has the meaning set forth in Section 4.1(a).

        "Merger Date" means the date on which the Merger occurs.

        "Pre-Semi Disposition Non-Semiconductor Tax Deficiency" means the sum of
(i) the excess, if any, of Pre-Semi Disposition Non-Semiconductor Taxes (other than such Taxes that are attributable to an Adjustment) over the amount included in the Tax Offset Amount attributable to Pre-Semi Disposition Non-Semiconductor Taxes, and (ii) the amount of any Tax Adjustment attributable to any Pre-Semi Disposition Non-Semiconductor Taxes with respect to which there has been a Final Determination.

        "Pre-Semi Disposition Non-Semiconductor Taxes" shall mean Taxes attributable to periods prior to the Distribution Date that are not Semi Spin Taxes and are not otherwise attributable to the Semiconductor Business; provided, however, that the term Pre-Semi Disposition Non-Semiconductor Taxes shall not include Divicom Merger Taxes.

        "Pre-Semi Disposition Taxes" shall mean Taxes of C-Cube and its subsidiaries attributable to periods through the Distribution Date but not including (i) Semi Spin Taxes and (ii) except as provided in Section 6.3, Pre-Semi Disposition Non-Semiconductor Taxes (or any reduction or refund thereof) arising from an Adjustment. The parties agree that the Section 41 Credits shall not be taken into account as a credit in determining Pre-Semi Disposition Taxes, but rather shall be treated as provided in Section 5 hereof. Notwithstanding the foregoing, Pre-Semi Disposition Taxes shall also include all Divicom Merger Taxes.

        "Public Distribution" has the meaning set forth in the recitals hereto.

        "Regulations" means the Regulations issued by the Secretary of the Treasury interpreting the Code.


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        "Reorganization Agreement" means the Amended and Restated Agreement and
Plan of Merger and Reorganization by and between C-Cube Microsystems Inc. and Harmonic Inc. dated as of December 9, 1999.

        "Retained Cash" means cash retained by C-Cube pursuant to Sections 4.1(a) and 4.1(b) in order to pay Semi Spin Taxes and Pre-Semi Disposition Taxes, respectively.

        "Return" means any return, report, form or similar statement or document (including, without limitation, any related or supporting information or schedule attached thereto and any information return, claim for, amended return and declaration of estimated Tax) that has been or is required to be filed with any Taxing Authority or that has been or is required to be furnished to any Taxing Authority in connection with the determination, assessment or collection of any Taxes or the administration of any laws, regulations or administrative requirements relating to any Taxes.

        "Section 41 Credits" shall have the meaning set forth in Section 5 hereof.

        "Semi Spin Taxes" shall mean the corporate Tax liability incurred as a direct result of the Semi Spin, and any Taxes incurred in any internal restructuring undertaken in connection with the Separation and the Public Distribution (including but not limited to all of the steps described the Separation Agreement and Ancillary Agreements thereto, and including all intercompany stock and asset transfers and related incorporations and issuances of stock undertaken in preparation for the Separation and the Public Distribution), and any Taxes and other amounts incurred by C-Cube, Semiconductor or their affiliates as a result of a claim by any person arising from the tax treatment of the Separation, the Public Distribution or any such internal restructuring. The parties agree that the Section 41 Credits shall not be taken into account as a credit in determining Semi Spin Taxes, but rather shall be treated as provided in Section 5 hereof.

        "Semiconductor Business" shall have the meaning set forth in the Separation Agreement.

        "Semiconductor Separate Company Return" shall mean any Return (including but not limited to a Semiconductor Straddle Period Return) with respect to a taxable period of any member of the Semiconductor Subgroup, other than any Consolidated Group Return or Combined Return.

        "Semiconductor Straddle Period Return" shall mean any Return with respect to a Straddle Period that is also a taxable period of a member of the Semiconductor Subgroup or that relates principally to the Semiconductor Business, and that is not a Consolidated Group Return or a Combined Return.

        "Semiconductor Subgroup" shall mean Semiconductor and its past, present and future subsidiaries.

        "Semiconductor Tax Adjustment" shall mean, with respect to any Pre-Semi Disposition Tax or a Semi Spin Tax for any Taxable period or portion of a Taxable period, and as computed separately with respect to each Tax, the net increase in each such Tax equal to the sum of all Tax Adjustments pertaining to such Pre-Semi Disposition Tax and Semi Spin Tax with respect to which


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a Final Determination has been made. In the event an Adjustment pertains to both a Semiconductor Tax Adjustment and a C-Cube Tax Adjustment, the parties shall equitably allocate such Tax Adjustment and treat it as a C-Cube Tax Adjustment in part and a Semiconductor Tax Adjustment in part in a manner consistent with the intent of this Agreement. If any portion of the item giving rise to the Tax Adjustment can reasonably be allocated to each party based on such party's contribution to the underlying Adjustment, such portion shall be so allocated, and any portion that is not capable of being so allocated shall be allocated based on any reasonable method, provided that in the event of a dispute the dispute resolution provisions of Section 4.3 shall apply.

        "Semiconductor Tax Benefit" shall mean, with respect to any Pre-Semi Disposition Tax or a Semi Spin Tax for any Taxable period or portion of a Taxable period, and as computed separately with respect to each Tax, the net decrease in each such Tax equal to the sum of all Tax Adjustments pertaining to such Tax (i) attributable to the income, assets and/or business of any member of the Semiconductor Subgroup or the Semiconductor Business and (ii) with respect to which a Final Determination has been made for each such Taxable period or portion of a Taxable period (including, but not limited to, periods prior to the Public Distribution). In the event a net decrease in Tax is attributable to both the Semiconductor Subgroup or the Semiconductor Business, on one hand, and to the C-Cube Subgroup, on the other hand, the parties shall equitably allocate such net decrease and treat it as a C-Cube Tax Benefit in part and a Semiconductor Tax Benefit in part in a manner consistent with the intent of this Agreement. If any portion of the item giving rise to the net decrease can reasonably be allocated to each party based on such party's contribution to the underlying Adjustment, such portion shall be so allocated, and any portion that is not capable of being so allocated shall be allocated based on any reasonable method, provided that in the event of a dispute the dispute resolution provisions of Section 4.3 shall apply.

        "Separate Return Period" means that period of time following the Distribution Date during which Semiconductor (or any member of the Semiconductor Subgroup) is not a member of the Affiliated Group.

        "Separation Agreement" means the Master Separation and Distribution Agreement, dated as of ____________________, 2000 by and among C-Cube, Semiconductor, and C-Cube Semiconductor II Inc.

        "Straddle Period" shall mean any Taxable period that begins before and ends after the Distribution Date.

        "Tax" (and, with correlative meanings, "Taxes" and "Taxable") means, without limitation, and as determined on a jurisdiction-by-jurisdiction basis, each foreign or U.S. federal, state, local or municipal income, alternative or add-on minimum, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, value added or any other tax, custom, tariff, impost, levy, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, addition to tax or additional amount related thereto, imposed by any Taxing Authority.


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        "Tax Adjustment" shall mean the increase or decrease in Tax (which for the sake of clarity shall include all interest, penalties, additions to tax and additional amounts related thereto), using the assumptions set forth in the next sentence, resulting from an Adjustment. For purpose of determining such deemed increase or decrease in Tax, the following assumptions will be used: (a) in the case of any income Tax (or franchise tax based on income), the highest marginal Tax rate or, in the case of any other Tax, the highest applicable Tax rate, in each case in effect with respect to that Tax for the Taxable period or any portion of the Taxable period to which the adjustment relates; and (b) such determination shall be made without regard to whether any actual increase or decrease in such Tax will in fact be realized with respect to the Return to which such adjustment relates. Notwithstanding the foregoing sentence, a capital loss Tax Adjustment shall be considered to result in a decrease in Tax only when and to the extent such capital loss is utilized, and for this purpose a capital loss shall be deemed utilized only if it would be utilized after taking account of all other items of income, gain, loss, deduction or credit.

        "Tax Contest" means any audit, examination, claim, suit, action or other proceeding relating to Taxes.

        "Tax Offset Amount" shall have the meaning given in Section 3.2.

        "Tax Retention Schedule" has the meaning set forth in Section 4.1(c).

        "Taxing Authority" means any governmental authority or any subdivision, agency, commission or authority thereof, or any quasi-governmental or private body having jurisdiction over the assessment, determination, collection or other imposition of Taxes.

        "Unitary Group" means the group of corporations having C-Cube as the common parent corporation that is eligible or required to be included in a Combined Return with C-Cube.

        2. FILING OF CONSOLIDATED GROUP RETURNS

            2.1 Consent to File. Semiconductor hereby consents, on its behalf and on behalf of every other member of the Semiconductor Subgroup, to the filing of Consolidated Group Returns by C-Cube on behalf of the Affiliated Group, for each Consolidated Return Year in which any member of the Semiconductor Subgroup is included, and to any applications for extensions of time to file such Returns which C-Cube in its sole judgment shall make to the IRS. Semiconductor hereby consents, on its behalf and on behalf of every other member of the Semiconductor Subgroup, to the filing of Combined Returns by C-Cube on behalf of the Unitary Group in which any member of the Semiconductor Subgroup is included, and to any applications for extensions of time to file such Returns which application C-Cube in its sole judgment shall make to the applicable Taxing Authorities.

            2.2 Responsibility for Preparing and Filing Returns for Periods Commencing Prior to the Distribution Date. Semiconductor shall be entitled to prepare and shall be responsible for the preparation of all Consolidated Group Returns for the Affiliated Group, all Combined Returns for the Unitary Group, and all C-Cube Separate Company Returns and Semiconductor



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Separate Company Returns for all the periods that commence prior to the
Distribution Date (including C-Cube Straddle Period Returns and Semiconductor Straddle Period Returns), including but not limited to determining all Return positions and making Tax elections relating to such Returns. Semiconductor shall provide each such Return to C-Cube for its review at least 60 days prior to the due date, including extensions, for filing such Return. C-Cube shall have the right to review and approve those Returns provided that approval shall not be unreasonably withheld. All Returns described in this Section 2.2 shall be filed in accordance with the past practices consistently applied, provided that Semiconductor shall provide C-Cube with reasonable notice of actions needed to be taken by C-Cube in connection with such filing. Such Returns shall also be prepared in a manner consistent with the final computation of Semi Spin Taxes and Pre-Semi Disposition Taxes pursuant to Section 4.3. C-Cube and Semiconductor agree to cooperate in connection with the filing of all Returns described in this Section 2.2, including providing reasonably requested information and taking the actions necessary to file such Returns. Semiconductor shall give to C-Cube immediately upon request by C-Cube a copy of any Return that has been prepared by Semiconductor. Notwithstanding the foregoing, Returns claiming the
Section 41 Credits shall be filed in accordance with Section 5.

            2.3 Responsibility for Preparing and Filing Returns for Periods Commencing After the Distribution Date. C-Cube shall be responsible for the preparation and filing of C-Cube Separate Company Returns with respect to any member of the C-Cube Subgroup, all Consolidated Group Returns for members of the Affiliated Group, and all Combined Returns for the Unitary Group, in each case for all periods commencing on or after the Distribution Date. Semiconductor shall be responsible for the preparation and filing of Semiconductor Separate Company Returns with respect to any member of the Semiconductor Subgroup for all periods commencing on or after the Distribution Date. C-Cube shall provide to Semiconductor portions of the Returns that are prepared by it pursuant to this
Section 2.3 and that relates to Taxes for which Semiconductor is or could be liable under this Agreement at least 60 days prior to the anticipated filing date of such Returns and Semiconductor shall have the right to approve those portions of the Returns, provided that approval may not be unreasonably withheld.

            2.4 Further Action. Each of Semiconductor and C-Cube agrees, at C-Cube's or Semiconductor's request, respectively, to furnish to the requesting party and/or any Taxing Authority upon reasonable request any and all necessary information (including but not limited to any Tax information relevant to periods prior to the Public Distribution) and to execute all reasonably requested elections and other documents which may be necessary or appropriate, in the reasonable judgment of Semiconductor or C-Cube, to evidence Semiconductor's or C-Cube's consent or to facilitate the preparing and filing of such Returns and applications for extension of time to file the Returns described in this Section 2. This obligation applies to Consolidated Group Returns and Combined Returns that include any member of the Semiconductor Subgroup even if such Return is filed after such member is no longer a member of the Affiliated Group or the Unitary Group.

            2.5 Amended Returns. Semiconductor shall have the right to prepare and to cause C-Cube to file any amended Return or claim for refund prepared by Semiconductor relating to any Return or portion thereof that Semiconductor has the right to prepare under this Section 2, provided



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that no such amended Return shall be filed unless Semiconductor has paid to
C-Cube, on an After-Tax Basis, all costs (including Taxes and reasonable out-of-pocket costs) that will be incurred by C-Cube in connection with or as a result of the filing thereof; and, provided, further, that claims for refund of
Section 41 Credits may only be filed in accordance with Section 5. C-Cube shall have the right to review and approve such amended Returns or claims for refund, if any, provided that approval may not be unreasonably withheld. C-Cube agrees to cooperate with Semiconductor in connection with the filing of any such amended Returns or claims for refund, including providing reasonably requested information and taking reasonably requested actions necessary to file such Returns or claims for refund. C-Cube shall not have the right to file any amended Return or claim for refund increasing the Taxes payable by Semiconductor under this Agreement without the consent of Semiconductor (not to be unreasonably withheld) or unless C-Cube reasonably determines that such Return or claim is required by law to be filed or necessary in order to avoid any material penalty amount with respect to which C-Cube is not indemnified by Semiconductor under this Agreement.

        3. ALLOCATION AND PAYMENT OF LIABILITIES FOR TAXES

            3.1 Payment Responsibility.

                (a) Taxes for Which Semiconductor is Liable.

                    (i)Consolidated Group Returns, Combined Returns and C-Cube Separate Company Returns. Semiconductor shall be responsible for, and shall pay on a timely basis and indemnify and hold C-Cube harmless on an After-Tax Basis from and against, all Pre-Semi Disposition Taxes and all Semi Spin Taxes, and to the extent such amounts are required to be reflected in any Consolidated Group Return, Combined Return and C-Cube Separate Company Return, such amounts shall be paid to C-Cube no later than three days prior to the time C-Cube is required to pay such Taxes without penalty or interest.

                    (ii) Semiconductor Separate Company Returns. Semiconductor shall be responsible for, and shall pay on a timely basis and indemnify and hold C-Cube harmless on an After-Tax Basis from and against, all Taxes required to be reflected in any Semiconductor Separate Company Return or Semiconductor Straddle Period Return.

                    (iii) Allocation in the Case of C-Cube Straddle Period Return. For purposes of Section 3.1(a)(i), in the event of a C-Cube Separate Company Return that is a C-Cube Straddle Period Return, the amount of Taxes that will be treated as Pre-Semi Disposition Taxes will be determined as if the relevant taxable period ended on the close of the Distribution Date (except that Taxes imposed on a basis other than net or gross income, receipts, sales, payroll or the like shall be prorated on a daily basis).

                (b) Taxes for Which C-Cube is Liable. Except as provided in
Section 3.1(a), C-Cube shall be responsible for, and shall pay on a timely basis and indemnify and hold Semiconductor harmless on an After-Tax Basis, from and against, (i) all Taxes required to be


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reflected in a C-Cube Separate Company Return, and (ii) except as provided in
Section 6.3, Pre-Semi Disposition Non-Semiconductor Taxes attributable to an amended Return (other than an amended Return prepared by or at the request of Semiconductor) or to an Adjustment.

            3.2 Credit for Amounts Retained/Deficiencies in Amounts Retained. Semiconductor's liability under Section 3.1(a) with respect to any Tax shall be treated as having been paid to the extent of the amount set forth with respect to such Tax on the Tax Retention Schedule and retained by C-Cube pursuant to
Section 4 hereof ("Tax Offset Amounts").

            3.3 Refunds. To the extent any Tax for which Semiconductor or C-Cube is liable pursuant to this Agreement or the Reorganization Agreement is subsequently refunded or credited to the other party by a Taxing Authority, other than as a result of or in connection with an Adjustment governed by
Section 6, the receiving party shall reimburse the responsible party no later than three (3) days following the receipt of such refund of Tax or reduction in Tax otherwise payable, after subtracting the aggregate additional Taxes (if any) incurred or to be incurred by the party receiving the refund or credit as a result of the receipt of that refund or credit and any other amounts due from the other party pursuant to this Agreement. For purposes of this Section 3.3, C-Cube shall be treated as the party liable pursuant to this Agreement and the Reorganization Agreement for Pre-Semi Disposition Non-Semiconductor Taxes.

            3.4 Separate Return Indemnity. C-Cube shall indemnify and hold Semiconductor and the Semiconductor Subgroup harmless on an After-Tax Basis for any Taxes of C-Cube or the C-Cube Subgroup attributable to any period (or portion thereof) following the Distribution Date (other than any such Taxes that are Pre-Semi Disposition Taxes or Semi Spin Taxes) and Semiconductor shall indemnify and hold C-Cube and the C-Cube Subgroup harmless on an After-Tax Basis for any Taxes relating to Semiconductor Separate Period Returns.

            3.5 Interest. To the extent any amount is not paid by the due date set forth in this Agreement, interest shall accrue on such unpaid amount at a rate of [__] %.

        4. RETENTION OF CASH BY C-CUBE; TAX LIABILITY CALCULATION.

            4.1 Retention of Cash. Under the Reorganization Agreement, C-Cube is to retain cash sufficient to pay Semi Spin Taxes and Pre-Semi Disposition Taxes. This Section 4 sets forth the mechanisms for (i) determining the amount of the cash to be retained by C-Cube to pay such Taxes, and (ii) adjustments to such retained cash.

                (a) Calculation of Amount Initially Retained to Pay Semi Spin Taxes ("T").

        T = r (A- B - C - D + E) - F



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        Where:

        r = C-Cube's estimated combined state and federal income tax rate. An initial good-faith written estimate of r shall be communicated to Harmonic by C-Cube no later than [10] days after the date on which the proxy materials relating to the Merger and Distribution have been mailed to Harmonic and C-Cube stockholders, as appropriate (the "Mailing Date"). Harmonic may comment up to [20] days after the Mailing Date (or, if later, 10 days following receipt of such written estimate from C-Cube), and C-Cube agrees to give careful consideration to Harmonic's comments. In the event of a disagreement between C-Cube and Harmonic, the provisions of Section 4.1(e) shall apply.

        A = the total implied market capitalization of Semiconductor on the Distribution Date, which shall equal the number of shares of Semiconductor's common stock to be distributed in the Public Distribution multiplied by the closing trading price of Semiconductor's common stock (which will be trading on a "when issued" basis) at 4:00 PM (the close of trading) on the third trading day before the Distribution Date; provided, however, that the closing trading price of the Semiconductor common stock on a date closer to the Distribution Date shall be used if practicable (the "Initial Stock Price").

        B = the estimated tax basis of the Semiconductor stock immediately prior to the Public Distribution, which basis shall include, pursuant to Regulations
Section 1.1502-32(b)(3)(iv)(D), an estimate of the Section 41 Credits to be received from C-Cube pursuant to Section 5. An initial good-faith estimate of the value of B shall be communicated to Harmonic by C-Cube no later than [10] days after the the Mailing Date. Harmonic may comment up to [20] days after the the Mailing Date (or, if later, 10 days following receipt of such written estimate from C-Cube), and C-Cube agrees to give careful consideration to Harmonic's comments. In the event of a disagreement between C-Cube and Harmonic, the provisions of Section 4.1(e) shall apply.

        C = the estimated deductions attributable to the exercise of C-Cube compensatory stock options exercised on or after October 27, 1999, and on or before the record date for the Public Distribution (the "Exercise Period"), based on C-Cube's option exercise records and assuming that "disqualifying dispositions" occur with respect to 80% of all C-Cube stock acquired pursuant to the exercise of C-Cube options that are "incentive stock options" under Section 422 of the Code, and provided that no deductions that offset Pre-Semi Disposition Taxes shall be included in the calculation of C (it being the intention of the parties that such deductions shall not factor into the computations of Pre-Semi Disposition Taxes). To the extent that, as of the date of determination of C, there are actual disqualifying dispositions of shares of C-Cube stock that were acquired pursuant to the exercise of C-Cube "incentive stock options" during the Exercise Period, and C-Cube has knowledge of the actual amount realized from the disposition, the value of C shall be determined by using the actual sales price of the stock for purposes of applying Section 422(c)(2) of the Code. Except as provided in the immediately preceding sentence, the portion of the value of C attributable to the deemed disqualifying disposition of shares acquired pursuant to the exercise of incentive stock options shall be determined by assuming that the amount realized from the sale is equal to the fair market value of the stock received upon exercise. An initial good-faith written estimate of the value of C shall be communicated to Harmonic by C-Cube no later than [10] days after the Mailing Date.

Harmonic may comment up to [20] days after the Mailing Date (or, if later, 10 days following receipt of such written estimate from C-Cube), and C-Cube agrees to give careful consideration to Harmonic's comments. In the event of a disagreement between C-Cube and Harmonic, the provisions of Section 4.1(e) shall apply. C-Cube shall provide Harmonic with a revised written good-faith estimate of C no later than 5 PM, Pacific Time, on the date that is three (3) business days before the scheduled Distribution Date. Harmonic may comment up to 24 hours following receipt of such revised estimate, and C-Cube agrees to give careful consideration to Harmonic's comments. In the event of a disagreement between C-Cube and Harmonic, the provisions of Section 4.1(e) shall apply.

        D = the estimated capitalized expenses, plus the estimated deductible expenses (other than those covered or included in B and C), attributable to the Separation and the Public Distribution that will reduce the amount of gain to be recognized by C-Cube as a result of the Public Distribution, and provided that no amounts that offset Pre-Semi Disposition Taxes shall be included in the calculation of D (it being the intention of the parties that such deductions shall not factor into the computation of Pre-Semi Disposition Taxes). An initial good-faith estimate of D shall be communicated to Harmonic by C-Cube no later than [10] days after the Mailing Date. Harmonic may comment up to [20] days after the Mailing Date (or, if later, 10 days following receipt of such estimate from C-Cube), and C-Cube agrees to give careful consideration to Harmonic's comments. In the event of a disagreement between C-Cube and Harmonic, the provisions of Section 4.1(e) shall apply.

        E = the taxable income arising from transfers of assets and other transactions undertaken by C-Cube and its subsidiaries outside of the ordinary course of business of C-Cube prior to and in contemplation of the Public Distribution, including all such amounts arising from the internal restructuring undertaken in connection with the Separation and Public Distribution but not including taxable income, if any, arising from the merger of Divicom into C-Cube, which taxable income, if any, shall be taken into account in determining Pre-Semi Disposition Taxes to the extent provided elsewhere in this Agreement. An initial good-faith estimate of E shall be communicated to Harmonic by C-Cube no later than [10] days after the Mailing Date. Harmonic may comment up to [20] days after the Mailing Date (or if later, 10 days following receipt of such estimate from C-Cube), and C-Cube agrees to give careful consideration to Harmonic's comments. In the event of a disagreement between C-Cube and Harmonic, the provisions of Section 4.1(e) shall apply.

        F = any tax credits of the Affiliated Group attributable to periods (or portions of periods) prior to the Distribution Date (but not including Section 41 Credits covered in Section 5) and estimated tax payments paid by C-Cube prior to the Distribution Date which did not offset Pre-Semi Disposition Taxes (with such credits and estimated tax payments applied first to Pre-Semi Disposition Taxes). An initial estimate of F shall be communicated to Harmonic by C-Cube no later [10] days after the Mailing Date. Harmonic may comment up to [20] days after the Mailing Date (or, if later, 10 days following receipt of such estimate from C-Cube), and C-Cube agrees to give careful consideration to Harmonic's comments. In the event of a disagreement between C-Cube and Harmonic, the provisions of Section 4.1(e) shall apply.

                (b) Calculation of Amount Retained to Pay Pre-Semi Disposition Taxes. C-Cube shall provide Harmonic with an initial good-faith written estimate of the Pre-Semi Disposition Taxes no later than [10] days after the Mailing Date. Harmonic may comment up to [20] days after the Mailing Date (or, if later, 10 days following receipt of such written estimate from C-Cube), and C-Cube agrees to give careful consideration to Harmonic's comments. In the event of a disagreement between C-Cube and Harmonic, the provisions of Section 4.1(e) shall apply.

                (c) Pursuant to Section 2.2 of the Separation Agreement, C-Cube shall certify the amount of its cash reserve to Harmonic prior to the merger of C-Cube and Harmonic, which schedule shall include a breakdown of the amount retained for Pre-Semi Disposition Taxes, Semi Spin Taxes, and Pre-Semi Disposition Non-Semiconductor Taxes (in each case on a Tax-by-Tax basis) (the "Tax Retention Schedule").

                (d) All interest earned by C-Cube on the Retained Cash from the Distribution Date to the date the underlying Taxes are paid or (if applicable) returned to Semiconductor, after subtraction of the aggregate additional Taxes incurred or to be incurred by C-Cube (if any) as a result of interest received or accrued with respect to the Retained Cash, shall be paid to Semiconductor.

                (e) It is the intent of the parties that, at least 10 days prior to the scheduled Distribution Date, the parties shall have agreed on the amount of Retained Cash, including all amounts that are included in the computation of Retained Cash other than the Initial Stock Price but computed using a nonbinding estimate for the Initial Stock Price. If C-Cube and Harmonic fail to reach an agreement by such time, either party shall be entitled to submit the matter to a mutually acceptable arbitrator, provided that such arbitrator and its affiliates shall not have had C-Cube, Harmonic or any affiliate thereof as a client within two years of such time (and neither party reasonably objects to the independence of such arbitrator on other grounds). If C-Cube and Harmonic are unable to mutually agree upon an arbitrator within one week of a party's notification to the other party of its desire to arbitrate such a dispute, then each party shall select an arbitrator and such two arbitrators shall have one week to select a third arbitrator who shall have final authority to resolve such dispute within ten (10) days of such arbitrator's selection. C-Cube and Harmonic shall share equally in the fees and expenses of such arbitrators. The determination by such arbitrator shall be final and binding on the parties for purposes of applying this Section 4.1, absent fraud or manifest error. Pursuant to Section 3.2(e) of the Separation Agreement, the final determination of Retained Cash pursuant to this Section 4.1 shall be a condition to the Distribution.

            4.2 Interim Recalculation of Taxes and True-Up.

                (a) Semi Spin Taxes.

                    (i) No later than twenty (20) days after the Public Distribution, Semiconductor shall deliver to Harmonic a written recalculation of the Semi Spin Taxes using the equation described in Section 4.1 above, and submit the recalculation to weighted-average price Harmonic for review. In such recalculation, Semiconductor shall use the weighted average price of

Semiconductor stock on the date on which Semiconductor Stock first trades publicly (not including trading on a "when issued" basis), which the parties anticipate will be the trading date immediately following the Distribution Date, in lieu of the Initial Stock Price in the computation of A. In addition, Semiconductor shall use the actual tax rate for each jurisdiction in which C-Cube files a Return, actual tax basis, actual option deductions and actual other capitalized and deductible expenses , and other actual amounts, each to the extent available at such time, in calculating variables r, B, C, D, E and F, respectively, in lieu of the estimates set forth above. Notwithstanding the foregoing, in the event Semiconductor does not deliver such recalculation to Harmonic within such time period, Harmonic shall have the right, but not the obligation, to prepare such calculations and deliver the same to Semiconductor, in which case references to Harmonic and Semiconductor in clause (ii) below shall be read to refer to Semiconductor and Harmonic, respectively.

                    (ii) In the event that Harmonic disagrees with Semiconductor as to the recalculation of the Semi Spin Taxes as provided in (i), Harmonic shall notify Semiconductor no more than 20 days after Semiconductor submits its recalculation to Harmonic. Semiconductor and Harmonic shall then discuss the computation of the Semi Spin Taxes in a good faith effort to reach an agreement as to the amount of the Semi Spin Taxes.

                    (iii) If Semiconductor and Harmonic fail to reach an agreement by the day which is 60 days after the Distribution Date, either party shall be entitled to submit the matter to a mutually acceptable third-party arbitrator. If the parties are unable to mutually agree upon an arbitrator within one week of a party's notification to the other party of its desire to arbitrate such a dispute, then each party shall have one week to select an arbitrator and such two arbitrators shall have one week to select a third arbitrator who shall have final authority to resolve such dispute within twenty
(20) days of such arbitrator's selection. Semiconductor and Harmonic shall share equally in the fees and expenses of such arbitrators.

                    (iv) If the recalculated Semi Spin Taxes (after completion of any discussion or arbitration regarding said recalculation) exceed the related Tax Offset Amounts, Semiconductor shall pay Harmonic such excess within three (3) days of the completion of any discussion or arbitration regarding said recalculation. If the recalculated Semi Spin Taxes (after completion of any discussion or arbitration regarding said recalculation) are less than the related Tax Offset Amounts, Harmonic shall pay Semiconductor such difference within three (3) days of the completion of any discussion or arbitration regarding said recalculation. Any such payments shall be reflected appropriately on the Tax Retention Schedule.

                (b) Basis Adjustment. Unless otherwise determined by the third-party arbitrator in accordance with this Section 4.2, or unless otherwise required pursuant to the terms of any Final Determination, payments made by Harmonic to Semiconductor under this Section 4.2 shall be treated as an increase in the basis of Semiconductor stock, for purposes of calculating Semi Spin Taxes. Payments made by Semiconductor to Harmonic under this Section 4.2 shall be treated as a decrease in the basis of Semiconductor stock for purposes of calculating Semi Spin Taxes.

            4.3 Recalculation of Semi Spin Taxes and Pre-Semi Disposition Taxes.

                (a) In connection with the preparation of the Returns for which it is responsible under Sections 2.2 and 2.3 hereof, Semiconductor shall prepare a final calculation of Semi Spin Taxes and Pre-Semi Disposition Taxes, based on actual figures available for such taxable periods. Semiconductor shall submit such written calculation to Harmonic no later than sixty (60) days prior to filing the relevant Return with respect to the Tax involved, provided that failure to deliver such calculation by such time shall not affect Semiconductor's liability hereunder (but shall be taken into account in determining whether Semiconductor owes any interest or penalties). Notwithstanding the foregoing, in the event Semiconductor does not deliver such final calculation to Harmonic within such time period, Harmonic shall have the right, but not the obligation, to prepare such calculations and deliver the same to Semiconductor, in which case references to Harmonic and Semiconductor in subSection (b) below shall be read refer to Semiconductor and Harmonic, respectively.

                (b) Harmonic shall have twenty (20) days after receiving such written calculation to review the calculation. In the event that Harmonic disagrees with Semiconductor as to the amount of the Semi Spin Taxes or Pre-Semi Disposition Taxes to which such calculation relates, Harmonic shall notify Semiconductor no more than 20 days after Semiconductor submits such recalculation to Harmonic. Semiconductor and Harmonic shall then discuss the computation of the Semi Spin Taxes and Pre-Semi Disposition Taxes in a good faith effort to reach an agreement as to the amount of the Semi Spin Taxes and Pre-Semi Disposition Taxes.

                (c) If Semiconductor and Harmonic fail to reach an agreement by the day which is 60 days after the date Semiconductor provided its calculations to Harmonic, either party shall be entitled to submit the matter to a mutually acceptable third-party arbitrator. If the parties are unable to mutually agree upon an arbitrator within one week of a party's notification to the other party of its desire to arbitrate such a dispute, then each party shall have one week to select an arbitrator and such two arbitrators shall have one week to select a third arbitrator who shall have final authority to resolve such dispute within twenty (20) days of such arbitrator's selection. Semiconductor and Harmonic shall share equally in the fees and expenses of such arbitrators.

                (d) If the recalculated Semi Spin Taxes and Pre-Semi Disposition Taxes (after completion of any discussion or arbitration regarding said recalculation) exceed the related Tax Offset Amounts (adjusted for amounts paid pursuant to Sections 3.1(a) and 4.2), Semiconductor shall pay Harmonic such excess within three (3) days of the completion of any discussion or arbitration regarding said recalculation. If the recalculated Semi Spin Taxes and Pre-Semi Disposition Taxes (after completion of any discussion or arbitration regarding said recalculation) are less than the related Tax Offset Amounts (adjusted for amounts paid pursuant to Sections 3.1(a) and 4.2), Harmonic shall pay Semiconductor such difference within three (3) days of the completion of any discussion or arbitration regarding said recalculation.

                (e) Basis Adjustment. Unless otherwise determined by the third-party arbitrator in accordance with this Section 4.3, or unless otherwise required pursuant to the terms of any Final Determination, payments made by Harmonic to Semiconductor under this Section 4.3 shall be treated as an increase in the basis of Semiconductor stock, for purposes of calculating Semi Spin

Taxes. Unless otherwise required pursuant to the terms of any Final Determination, payments made by Semiconductor to Harmonic under this Section 4.3 shall be treated as a decrease in the basis of Semiconductor stock for purposes of calculating Semi Spin Taxes.

            4.4 Liability for the Divicom Merger Taxes. The liability for state and local Taxes of Harmonic or the C-Cube Subgroup that would not have been incurred but for the merger of Divicom into C-Cube shall be allocated by the mutual agreement of the parties in accordance with Schedule 4.4, provided, however, that the liability for the Divicom Merger Taxes shall be allocated as provided elsewhere in this Agreement. Nothing in this Section 4 shall be deemed to limit a party's liability under Section 3 or Section 6 hereof.

        5. SECTION 41 RESEARCH CREDITS

        In accordance with Section 502 of the Ticket to Work and Work Incentives Improvement Act of 1999, Semiconductor shall prepare and submit to C-Cube U.S. Federal Income Tax Returns on or after October 1, 2000, which Returns will reflect claims for refund of all Section 41 research credits attributable to the period commencing on July 1, 1999, and ending on the Distribution Date (the "Section 41 Credits"). Harmonic shall review such Returns and have the right to approve such Returns, provided that approval may not be unreasonably withheld. If Harmonic approves of such Returns, Harmonic shall file such Returns within a reasonable period after receiving such Returns from Semiconductor (but in no event earlier than October 1, 2000). In the event of a disagreement regarding such Returns, procedures similar to those described in Section 4.3(c) shall apply. C-Cube shall pay to Semiconductor the portion of the refund of such credits actually received to the extent such credits are attributable to the period commencing on July 1, 1999, and ending on the Distribution Date, less any Pre-Semi Disposition Non-Semiconductor Tax Deficiency.

        6. DISPUTES WITH TAXING AUTHORITIES

            6.1 Tax Contests.

                (a) Subject to Section 6.1(b), in the event of a Tax Contest concerning the amount of any Tax liability for which Semiconductor is or could be liable pursuant to this Agreement or refund due to or in respect of such Tax liability (including but not limited to the Semi Spin Taxes), C-Cube hereby expressly grants to Semiconductor the authority to act on behalf of C-Cube and the Affiliated Group in matters related to such Tax liability. Subject to
Section 6.1(b), the parties hereby expressly appoint (subject to the consent of the relevant Taxing Authority) Semiconductor to act as agent for the Affiliated Group in any Tax Contest related to such Tax liability. Following receipt from Harmonic of notice of the existence of such a Tax Contest and subject to Section 6.1(b), Semiconductor shall have the responsibility with respect to any such Tax Contest and shall handle such Tax Contest in a prudent and diligent manner; provided, however, that

Harmonic shall be given copies of all correspondence with the relevant Taxing Authority promptly upon receipt or transmission of such correspondence, and shall receive reasonable advance notice of and opportunity to participate in, at its sole cost and expense, all meetings and proceedings pertaining to such Tax Contest, and shall be consulted prior to the making or accepting (tentatively or otherwise) of any offers to settle such Tax Contest. No decision to pursue, settle, or appeal any Tax Contest, Group Refund Claim or other claim for refund of Tax related shall be made by Semiconductor without the prior written approval of C-Cube, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, until such time as C-Cube receives notice that the Taxing Authority intends to raise issues with respect to which Semiconductor could have liability hereunder, C-Cube shall be entitled to deal directly with such Taxing Authority. Semiconductor and C-Cube shall each bear their own costs (including attorneys and accountants fees) in carrying out their responsibilities under this Section 6.1(a).

                (b) Semiconductor shall, as a condition to exercising its authority under Section 6.1(a) above, acknowledge in a writing reasonably satisfactory to C-Cube its obligation to indemnify C-Cube on an After-Tax Basis for any Tax liability arising from such Tax Contest and for which Semiconductor is liable under this Agreement. Harmonic shall have the right to assume the defense of any Tax Contest described in Section 6.1(a) in the event it reasonably determines that cause exists for doing so, and Semiconductor shall reimburse Harmonic for all reasonable out of pocket costs in assuming such defense. Cause shall be deemed to exist if (i) Harmonic reasonably determines that its interests would be jeopardized by a failure of Semiconductor to adequately defend a Tax Contest in a prudent and diligent manner (including by failure to make the acknowledgment in the first sentence of this Section 6.1(b)), (ii) Harmonic gives written notice of its determination, and (iii) Semiconductor fails to act within 10 days of such notice to cure the defect cited by Harmonic in such notice; provided, however, that clauses (ii) and (iii) shall not apply if and to the extent that Harmonic reasonably determines that providing such notice and awaiting Semiconductor's response would materially jeopardize Harmonic's interests. In the event Harmonic has assumed the defense of a Tax Contest for cause, Semiconductor shall reassume the defense of such Tax Contest upon providing proof reasonably satisfactory to Harmonic that it shall adequately defend such Tax Contest and payment to Harmonic of all reasonable costs incurred in assuming such defense and defending such Tax Contest in the interim; provided, however, that Semiconductor shall be given no more than one opportunity to reassume the defense of any Tax Contest during any twelve-month period.

            6.2 Agreement to Cooperate. Each of C-Cube and Semiconductor agrees to cooperate and cause their affiliates to cooperate fully and in a timely manner in connection with the preparation of Returns, the pursuit of any Group Refund Claim or other claim for refund of Taxes or the conduct of any Tax Contest. The parties will bear their own expenses in connection with such cooperation except as otherwise provided herein. This agreement to cooperate extends beyond the date after which Semiconductor is no longer a member of the Affiliated Group.

            6.3 Adjustments.

                (a) In the event there is a C-Cube Tax Adjustment, Semiconductor Tax Adjustment, C-Cube Tax Benefit, or Semiconductor Tax Benefit:

                    (i)Semiconductor shall be liable for, and shall indemnify and hold the C-Cube Subgroup harmless on an After-Tax Basis, against any and all Semiconductor Tax Adjustments (and any reasonable fees and other out-of-pocket costs incurred by C-Cube in connection with such Semiconductor Tax Adjustments);

                    (ii) Subject to Section 6.3(d), Semiconductor shall be entitled to any Semiconductor Tax Benefits on an After-Tax Basis;

                    (iii) Subject to Section 6.3(d), C-Cube shall be liable for, and shall indemnify and hold Semiconductor harmless, on an After-Tax Basis against any and all C-Cube Tax Adjustments (and any reasonable fees and other out-of pocket costs incurred by Semiconductor in connection with such Semiconductor Tax Adjustments); and

                    (iv) C-Cube shall be entitled to receive on an After-Tax Basis the amount of any C-Cube Tax Benefits.

                (b) C-Cube and Semiconductor shall share the amount of any Tax Adjustment if, and to the extent, each party is liable for and/or has an obligation to make, or has the right to receive, as the case may be, an indemnity payment, or other payment with respect to such Tax Adjustment under
Section 6.3(a), in proportion to the amounts of the underlying Adjustments giving rise to such Tax Adjustment attributable to the C-Cube Subgroup (excluding for this purpose the Semiconductor Business) and the Semiconductor Subgroup (including for this purpose the Semiconductor Business), respectively.

                (c) Indemnity payments required by Section 6.3(a) and 6.3(b) shall be paid within 30 days of the date of such Final Determination provided that all payments shall include interest at the statutory underpayment rate (if applicable) through the date of payment by the party obligated hereunder. Each party shall provide the other with prompt written notice of each such Final Determination.

                (d) Notwithstanding anything herein to the contrary, C-Cube shall have the right to receive from Semiconductor on an After-Tax Basis the amount of any Section 41 Credits theretofore paid to Semi in accordance with
Section 5 hereof to the extent of any Pre-Semi Disposition Non-Semiconductor Tax Deficiency, regardless of whether such deficiency arises from an Adjustment. Such amount shall be paid to C-Cube no later than five (5) days following notice from C-Cube that such Pre-Semi Disposition Non-Semiconductor Tax Deficiency has been paid or incurred. Any amount not paid by Semi when due shall bear interest at the rate provided in Section 3.5.

            6.4 State Sales Tax Responsibilities. Schedule A hereto sets forth a list of states to which C-Cube has made commitments relating to sales taxes, including but not limited to commitments to register to do business, and the nature of such commitments with each of those states. Harmonic shall assume C-Cube's responsibilities and commitments in connection with ongoing discussions with state sales tax authorities to the extent set forth on Schedule A, subject to Semiconductor's obligations to indemnify C-Cube hereunder for all Pre-Semi Disposition Taxes and Semi Spin Taxes. Harmonic agrees to register to do business in those states where C-Cube has committed to register to do business, as set forth on Schedule A.

        7. TAX ATTRIBUTE CARRYOVERS

            7.1 Carryforward Tax Attributes. C-Cube and Semiconductor shall reasonably cooperate to allocate Carryover Tax Attributes among the members of the C-Cube Subgroup and the Semiconductor Subgroup in a manner that enables such members to succeed to such attributes attributable to C-Cube (other than the Semiconductor Business) and the Semiconductor Business, respectively; provided, however, that any such attribute that may not be so allocated under applicable law shall remain the property of the member entitled to such attribute under applicable law, and there shall be no obligation of such member or its affiliates to compensate any other member for the use of such Carryforward Tax Attribute.

            7.2 Carryback Items from Separate Return Tax Periods. With respect to carrybacks of Semiconductor or net operating losses, net capital losses, unused tax credits and other deductible or creditable Tax attributes to a Consolidated Period from a Separate Return Period which would be permitted under the Code and the Regulations (or state law or state regulations), Semiconductor shall make an irrevocable election under Regulations Section 1.1502-21(b)(3)(i) (or comparable state law or state regulations), to relinquish any carryback period which would include the Consolidated Period. In cases where Semiconductor cannot relinquish the carryback period (other than by reason of Semiconductor failing to make such irrevocable election) or, if the parties otherwise agree, C-Cube shall cooperate with Semiconductor in seeking Tax refunds from the appropriate Taxing Authority, at Semiconductor's expense, and Semiconductor shall be entitled to such refund on an After-Tax Basis, including interest paid by the Taxing Authority in connection with such refund, less any reasonable out of pocket costs incurred by C-Cube in connection with such refund; provided however, that Semiconductor shall indemnify and hold C-Cube harmless from and against any and all collateral Tax consequences resulting from or caused by the carryback of deductible or creditable Tax attributes by Semiconductor from a Separate Return Period to a Consolidated Period, including but not limited to, Tax attributes of C-Cube that expire unused (including Tax attributes that expire during a Tax period subsequent to the Tax period during which the Semiconductor Tax attribute carried back was generated or taxes paid that are no longer available for refund) and which would have been used but for Semiconductor's carryback. The amount of such indemnity shall be limited to the actual Tax benefits to which C-Cube would have been entitled in the absence of the carryback of the deductible or creditable Tax attribute of Semiconductor, plus interest at the rate of [__] % from the date any additional tax cost or lost benefit was incurred by C-Cube. Semiconductor shall have the right to review the collateral Tax consequences being indemnified. The amount of the refund due to Semiconductor from C-Cube shall be reduced and offset by the amount of the indemnification, if any, to which C-Cube is entitled.

        8. RECORDS

            8.1 Retention by C-Cube. C-Cube shall, until the end of the applicable statute of limitations for each Tax year (giving effect to any extensions thereof), retain all material, including but not limited to, returns, supporting schedules, workpapers, correspondence, and other documents relating to the Affiliated Group and the Unitary Group in which any member of the Semiconductor Subgroup was a member, to the extent such materials are in C-Cube's possession and transferred to Harmonic in the Merger, and shall make such items available to Semiconductor for inspection or copying (at Semiconductor's expense) during C-Cube's regular business hours.

            8.2 Retention by Semiconductor. Semiconductor shall, until the end of the applicable statute of limitations for each Tax year (giving effect to any extensions thereof), retain all material, supporting schedules, workpapers, correspondence, and other documents relating to the Affiliated Group and any Unitary Group and shall make such items available to C-Cube for inspection or copying (at C-Cube's expense) during Semiconductor's regular business hours.

        9. TERM AND TERMINATION

            9.1 Term. This Agreement shall be effective as of the date hereof and shall apply to and govern all subsequent Taxable periods, unless the parties hereto each agree in writing to terminate this Agreement. Notwithstanding any such termination, this Agreement shall continue in effect with respect to any payment due from one party to the other with respect to any Taxable period occurring prior to the effective date of the termination of this Agreement.

        10. MISCELLANEOUS

            10.1 Except as otherwise provided in this Agreement, in no event shall any member of the C-Cube Group or the Semiconductor Group be liable to any other member of the C-Cube Group or the Semiconductor Group for any special, consequential, indirect, incidental or punitive damages or lost profits, however caused and on any theory of liability (including negligence) arising in any way out of this Agreement, whether or not such party has been advised of the possibility of such damages.

            10.2 Entire Agreement. This Agreement, the Restated Merger Agreement, the other Ancillary Agreements and the Exhibits and Schedules referenced or attached hereto and thereto, constitute the entire agreement between the parties with respect to the subject matter hereof and shall supersede all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof. In the event any provision of any agreement conflicts with a provision of the Restated Merger Agreement or any other Ancillary Agreement, this Agreement will govern.

            10.3 Governing Law. This Agreement shall be governed and construed and enforced in accordance with the laws of the State of Delaware as to all matters regardless of the laws that might otherwise govern under the principles of conflicts of laws applicable thereto.

            10.4 Assignment; Binding Upon Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives and successors, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement. This Agreement may not be assigned by any party hereto. Any member corporation which leaves the Affiliated Group shall be bound by this Agreement.

            10.5 Severability. If any term or other provision of this Agreement is determined by a nonappealable decision by a court, administrative agency or arbitrator to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the fullest extent possible.

            10.6 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

            10.7 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of either party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

            10.8 Amendment and Waivers. No change or amendment will be made to this Agreement and no waiver will be made under this Agreement except by an instrument in writing signed on behalf of each of the parties to such agreement.

            10.9 Expenses. Unless otherwise provided, all fees and expenses incurred in connection with this Agreement will be paid by the party incurring such fees or expenses.

            10.10 Dispute Resolution. In the event of any dispute arising under this Agreement, the dispute resolution procedure provided for such dispute in this Agreement, if any, shall control. If no dispute resolution procedure is provided for such dispute, the dispute resolution provisions of Section 4.6 of the Separation Agreement shall control.

            10.11 Notices. Any notice, demand, offer, request or other communication required or permitted to be given by either party pursuant to the terms of this Agreement shall be in writing and shall be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one (1) business day after being delivered by facsimile (with receipt of appropriate confirmation), (iv) one (1) business day after being deposited with an overnight courier service or (v) four (4) days after being deposited in the U.S. mail, First Class with postage prepaid, and addressed to the attention of the party's General Counsel at the address of its principal executive office or such other address as a party may request by notifying the other in writing.

            10.12 Construction of Agreement. A reference to a Section will mean a Section in this Agreement unless otherwise explicitly set forth. The titles and headings herein are for reference purposes only and will not in any manner limit the construction of this Agreement which will be considered as a whole.

            10.13 Jurisdiction and Venue. The parties hereto irrevocably consent to and agree that any litigation or other dispute resolution proceeding among the parties relating to this Agreement will take place in Santa Clara County, California. The parties hereby irrevocably consent to the personal jurisdiction or and the venue in the state and federal court within such county.

            10.14 Further Assurances. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to evidence and reflect the transactions contemplated hereby and to carry into effect the intents and purposes of this Agreement.

            10.15 Intention of the Parties. It is the intention of the parties that Semiconductor shall make C-Cube whole, on an After-Tax Basis, for (i) any Pre-Semi Disposition Taxes, (ii) Semi Spin Taxes, (iii) any increase in those Taxes as a result of Adjustments, except for any Adjustments with respect to Pre-Semi Disposition Non-Semiconductor Taxes (other than as provided in Section 6.3). It is also the intention of the parties to avoid double payment, double-crediting or other double-counting of any items (including items set forth in Section 4) which would result in an inequitable and unintended benefit to one party or parties to the detriment of the other party or parties. The parties agree that the provisions of this Agreement shall be interpreted in accordance with the intent stated in this paragraph, and if there are other issues not addressed by this Agreement, the parties agree to pay to each other such other amounts as are consistent with the intent stated in this paragraph.

            10.16 References to and Obligations of C-Cube. The parties agree that Semiconductor shall indemnify and hold Harmonic harmless from and against any breach of this Agreement by C-Cube prior to the Merger (or after the Merger if such breach is a result of actions or inaction of C-Cube or Semiconductor prior to the Merger), and that following the Merger, references in this Agreement shall be deemed where appropriate, including where consistent with Semiconductor's obligation to indemnify C-Cube as specified in this Agreement, to constitute references to Harmonic as the successor to C-Cube.

            10.17 Semiconductor Authorization. Semiconductor hereby represents and warrants that it has received the necessary authorization to execute this Agreement on behalf of itself and its subsidiaries, including all members of the Semiconductor Subgroup.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers.

C-CUBE MICROSYSTEMS INC.                   C-CUBE SEMICONDUCTOR INC.
ON ITS OWN BEHALF AND ON BEHALF THE
C-CUBE SUBGROUP

By:                                        By:
    ----------------------------------         ---------------------------------
Name:                                      Name:
      --------------------------------           -------------------------------
Title:                                     Title:
       -------------------------------            ------------------------------


HAROMONIC INC.

By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

                                  SCHEDULE 4.4

                       SCHEDULE A TO TAX SHARING AGREEMENT
                BY AND AMONG C-CUBE, SEMICONDUCTOR, AND HARMONIC

----------------------------------------------------------------------------------------------------------------
   STATE/LOCALITY       SALES TAX REGISTRATION REQUIREMENTS                       AGREEMENTS RELATING
                                                                          TO SALES TAXES (NONE UNLESS NOTED)
----------------------------------------------------------------------------------------------------------------
Arizona                                                                 Negotiated agreement with respect to
                                                                        past taxes with commitment to file
                       Registration required in all listed states.      returns for 8-year future period.
---------------------                                                   ----------------------------------------
California
---------------------                                                   ----------------------------------------
Colorado
---------------------                                                   ----------------------------------------
Colorado (Boulder)
---------------------                                                   ----------------------------------------
Florida                                                                 Negotiated agreement with respect to past
                                                                        taxes with commitment to file returns for
                                                                        8-year future period.
---------------------                                                   ----------------------------------------
Georgia                                                                 Negotiated agreement with respect to past
                                                                        taxes with indefinite commitment to file
                                                                        future returns.
---------------------                                                   ----------------------------------------
Hawaii                                                                  Negotiated agreement with respect to past
                                                                        taxes with commitment to file returns for
                                                                        8-year future period.
---------------------                                                   ----------------------------------------
Illinois                                                                Negotiated agreement with respect to past
                                                                        taxes with indefinite commitment to file
                                                                        future returns.
---------------------                                                   ----------------------------------------
Louisiana
---------------------                                                   ----------------------------------------
Maryland                                                                Negotiated agreement with respect to past
                                                                        taxes with commitment to file returns for
                                                                        8-year future period.
---------------------                                                   ----------------------------------------
Massachusetts                                                           Negotiated agreement with respect to past
                                                                        taxes with commitment to file returns for
                                                                        8-year future period.
---------------------                                                   ----------------------------------------
Minnesota
---------------------                                                   ----------------------------------------
Nevada
---------------------                                                   ----------------------------------------
New Jersey
---------------------                                                   ----------------------------------------
New Mexico
---------------------                                                   ----------------------------------------
New York                                                                Negotiated agreement with respect to
                                                                        past taxes with indefinite commitment to
                                                                        file future returns.
---------------------                                                   ----------------------------------------
North Carolina                                                          Negotiated agreement with respect
                                                                        to past taxes with commitment to file
                                                                        returns for 8-year future period.
---------------------                                                   ----------------------------------------
Pennsylvania                                                            Negotiated agreement with respect to past
                                                                        taxes with indefinite commitment to file
                                                                        future returns.
---------------------                                                   ----------------------------------------
Rhode Island
---------------------                                                   ----------------------------------------
Texas                                                                   Negotiated agreement with respect to past
                                                                        taxes with commitment to file returns for
                                                                        8-year future period.
---------------------                                                   ----------------------------------------
Virginia
---------------------                                                   ----------------------------------------
Washington
---------------------                                                   ----------------------------------------
Wyoming                                                                 Verbal commitment to file in the future.
----------------------------------------------------------------------------------------------------------------


                                      -25-